Exhibit 10.1

Executed Version

Amendment to Convertible Promissory Note Purchase Agreement AND CONVERTIBLE PROMISSORY NOTE

THIS Amendment to CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT AND CONVERTIBLE PROMISSORY NOTE (this “Amendment”) is made as of September 24, 2023 by and among Tigo Energy, Inc., a Delaware corporation (the “Company”), and L1 Energy Capital Management S.à.r.l., the energy investment division of LetterOne (the “Purchaser”).

WHEREAS, the Company and the Purchaser are parties to that certain Convertible Promissory Note Purchase Agreement, dated as of January 9, 2023 (the “Purchase Agreement”), as amended by the First Amendment to Convertible Promissory Note Purchase Agreement, dated September 4, 2023 (the “First Amendment to Purchase Agreement”);

WHEREAS, in accordance with the terms of the Purchase Agreement, on January 9, 2023 the Company issued to the Purchaser that certain Convertible Promissory Note (the “Convertible Note”) in an aggregate principal amount of $50.0 million;

WHEREAS, pursuant to Section 8.9 of the Purchase Agreement, the Purchase Agreement or the Convertible Note may be amended and observance of any term of the Purchase Agreement or the Convertible Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Requisite Holders;

WHEREAS, the Purchaser is the sole holder of the Convertible Note;

WHEREAS, pursuant to Section 3 of the First Amendment to Purchase Agreement, the First Amendment to Purchase Agreement may not be amended except by an instrument in writing signed by the Company and the Purchaser; and

WHEREAS, the Company and the Purchaser desire to amend the Purchase Agreement, the Convertible Note and the First Amendment to Purchase Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.
Defined Terms. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such term in the Purchase Agreement.

2.
Cancellation of First Amendment to Purchase Agreement. The First Amendment to Purchase Agreement is hereby voided and cancelled in its entirety and shall be no longer be of any further force or effect.

3.
Amendment to the Purchase Agreement. Section 6.2 of the Purchase Agreement is hereby amended by inserting the following as Section 6.2(b):

“(b) Payment of Dividends. The Company shall not make, declare or pay any dividend or distribution (whether in the form of cash, stock, property or otherwise) to the stockholders of the Company or make any other distributions in respect of the equity interests of the Company during the period in which any amounts due under the Notes are outstanding; provided, that, for the avoidance of doubt, the foregoing shall not prohibit a stock split. In the event the Company makes or declares or pays any dividend or distribution in violation of this Section 6.2(b), then the Company shall pay to the Purchaser, in cash, as liquidated damages, and not as a penalty, an amount equal to 9.09% of the aggregate amount of such dividend or distribution that is actually paid to the Company’s stockholders. Notwithstanding anything to the contrary in this Agreement, the liquidated damages specified in the immediately preceding sentence shall be the Purchaser’s sole and exclusive remedy in the event of a dividend or distribution in violation of this Section 6.2(b).”

4.
Amendment to the Convertible Note. The definition of “Valuation Amount” in the Convertible Note is hereby amended and restated in its entirety as follows:

“Valuation Amount” means $550,000,000.

5.
Governing Law. This Amendment is governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of such State.

6.
Full Force and Effect; Amendment. Except as expressly provided hereby, each term and provision of the Purchase Agreement and Convertible Note, as applicable, will and does remain in full force and effect. This Amendment may not be amended except by an instrument in writing signed by the Company and the Purchaser.

7.
Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and a DocuSign, facsimile or portable document format (pdf) transmission shall be deemed to be an original signature for all purposes under this Amendment.

[Remainder of Page Intentionally Left Blank]

Exhibit 10.1

Executed Version

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

TIGO ENERGY, INC.

By: /s/ Bill Roeschlein

Name: Bill Roeschlein

Title: Chief Financial Officer

[Signature Page to Amendment to Convertible Promissory Note Purchase Agreement and Convertible Promissory Note]

PURCHASER:

L1 ENERGY CAPITAL MANAGEMENT S.À.R.L.

By: /s/ Maxime Nino

Name: Maxime Nino

Title: Director

Address: 1-3 boulevard de la Foire, L-1528 Luxembourg

[Signature Page to Amendment to Convertible Promissory Note Purchase Agreement and Convertible Promissory Note]